Exhibit 99.3

Combined Consolidated Financial Statements of

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc.

March 31, 2014

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc.
Interim condensed combined consolidated statement of financial position
(Unaudited)

		March 31,	December 31,
Canadian $ thousands, as at	Note	2014	2013

ASSETS
Current assets
Cash and cash equivalents		$59,770	$113,563
Short-term investments		201,545	140,659
Trade accounts receivable		70,631	67,775
Loans receivable		3,503	3,244
Other assets	4	1,154	2,764
Finance lease receivables	5	16,345	15,851
Inventories	6	143,491	149,741
Prepaid expenses		1,568	3,130
Due from related parties	7	—	209
		498,007	496,936

Non-current assets
Loans receivable		14,584	15,270
Other assets	4	12,378	13,406
Finance lease receivables	5	112,738	116,604
Property, plant and equipment	8	343,326	344,613
Intangible assets	9	557,533	560,256
		1,040,559	1,050,149

		$1,538,566	$1,547,085

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
Loans and borrowings	10	$299,930	$299,657
Trade accounts payable and accrued charges		90,530	83,350
Other liabilities	11	49,125	44,673
Environmental rehabilitation obligations	12	21,930	35,026
Due to related parties	7	—	293
Related party loans	7	732,094	732,094
		1,193,609	1,195,093

Non-current liabilities
Loans and borrowings	10	—	—
Other liabilities	11	99,286	110,205
Environmental rehabilitation obligations	12	151,911	145,981
Deferred income taxes	13	121,338	118,987
		372,535	375,173
		1,566,144	1,570,266

Capital deficiency
Capital deficiency		(27,578)	(23,181)
		$1,538,566	$1,547,085

The accompanying notes are an integral part of these interim condensed combined consolidated financial statements.

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc.
Interim condensed combined consolidated statement of (loss) earnings and comprehensive (loss) income
(Unaudited)

		March 31,	March 31,
Canadian $ thousands, for the 3 months ended	Note	2014	2013

Revenue	15	$203,201	$179,338
Cost of sales	16	181,661	165,357
Gross profit		21,540	13,981
Administrative expenses		5,790	3,417
Other		—	(33,867)
Operating profit		15,750	44,431
Financing income	17	(3,722)	(3,930)
Financing expense	17	22,249	20,276
Net finance expense		18,527	16,346
(Loss) profit before tax		(2,777)	28,085
Income tax expense	13	2,160	7,378
Net (loss) earnings		$(4,937)	$20,707

Other comprehensive income (loss)
Items that will not be subsequently reclassified to profit or loss;
Actuarial gains on pension plans, net of tax		540	2,337
Total comprehensive (loss) income		$(4,397)	$23,044

The accompanying notes are an integral part of these interim condensed combined consolidated financial statements.

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc.
Interim condensed combined consolidated statement of changes in capital deficiency
(Unaudited)

Canadian $ thousands
	Common shares	Contributed surplus	Accumulated deficit	Accumulated other comprehensive loss	Total

Balance as at January 1, 2013	$708,460	$2,028	$(510,161)	$(26,154)	$174,173

Net earnings	—	—	20,707	—	20,707

Actuarial gain on defined benefit obligations	—	—	—	2,337	2,337

Reclassification of actuarial losses on settlement of pension obligation	—	—	(22,842)	22,842	—

Balance as at March 31, 2013	708,460	2,028	(512,296)	(975)	197,217

Net loss	—	—	(221,637)	—	(221,637)

Actuarial gain on defined benefit obligations	—	—	—	1,239	1,239

Balance as at December 31, 2013	708,460	2,028	(733,933)	264	(23,181)

Net loss	—	—	(4,937)	—	(4,937)

Actuarial gain on defined benefit obligations	—	—	—	540	540

Balance as at March 31, 2014	$708,460	$2,028	$(738,870)	$804	$(27,578)

The accompanying notes are an integral part of these interim condensed combined consolidated financial statements.

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc.
Interim condensed combined consolidated statement of cash flow
(Unaudited)

		March 31,	March 31,
Canadian $ thousands, for the 3 months ended	Note	2014	2013

Operating activities
Net (loss) earnings		$(4,937)	$20,707
Add (deduct)
Depreciation and amortization		28,305	25,018
Environmental rehabilitation obligations accretion	12	722	643
Environmental rehabilitation obligations change in estimate	12	—	(519)
Stock based compensation expense		91	101
Impairment of inventory	6	631	—
Gain on Highvale pension		—	(39,626)
Current income tax recovery		—	(356)
Deferred income tax expense		2,160	7,609
Unrealized foreign exchange loss		1,827	684
(Loss) gain on disposal of property, plant and equipment		(62)	57
Loss on disposal of intangibles		—	5,459
Loss on settlement of environmental rehabilitation obligations		261	757
Impairment		759	676
Employee benefits recovery		(558)	(113)
Environmental rehabilitation obligations settled		(15,884)	(6,193)
Financing expense		3,276	2,497
Financing expense, related parties		15,336	15,195
Financing income		(3,722)	(3,949)
Other items		416	1,541
		28,621	30,188
Net change in non-cash working capital items	18	6,040	(5,144)
		34,661	25,044
Interest received		2,723	11,239
Interest paid, related parties		(8,024)	(15,335)
Interest paid		(3,320)	(2,504)
Cash provided by operating activities		26,040	18,444

Investing activities
Property, plant and equipment expenditures		(17,160)	(13,146)
Change in working capital		4,383	(2,326)
Purchase of short-term investments		(60,886)	—
Net proceeds from sale of property, plant and equipment		144	3,975
Increase in loans receivable		(505)	(674)
Repayments of loans receivable		932	1,007
Cash used in investing activities		(73,092)	(11,164)

Financing activities
Proceeds from loans and borrowings		273	—
Repayments of loans and borrowings		—	(14,984)
Payment of financing fees on loans and borrowings		—	(4,199)
Increase in finance lease receivables		(988)	—
Repayment of finance lease receivables		4,360	30,384
Repayments of other equipment financing arrangements		(423)	(711)
Repayment of finance lease obligations		(9,963)	(23,760)
Cash used in financing activities		(6,741)	(13,270)

Change in cash and cash equivalents		(53,793)	(5,990)
Cash and cash equivalents, beginning of year		113,563	7,804
Cash and cash equivalents, end of year		$59,770	$1,814

The accompanying notes are an integral part of these interim condensed combined consolidated financial statements.

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

1. NATURE OF OPERATIONS AND CORPORATE INFORMATION

Prairie Mines & Royalty Ltd. (“PMRL”) is Canada’s largest coal producer, operating seven surface mines in Alberta and Saskatchewan, and is a wholly owned subsidiary of Sherritt International Corporation (“Sherritt”). PMRL supplies domestic utilities with thermal coal for electricity generation and has abundant, high-quality and strategically located reserves in Canada that are suited to providing customers with a stable, low-cost, long-term fuel supply. PMRL owns and operates the Paintearth, Sheerness, Genesee (50% interest), Poplar River, Boundary Dam and Bienfait mines, and operates the Highvale mine under contract.

On January 10, 2013, PMRL and its Highvale mine contract customer agreed to transfer operations to the customer who also owns the mine and terminate the mining contract.  On January 17, 2013 the customer assumed responsibility for direct mining activities and a transition process was completed on July 9, 2013.

PMRL directly owns a 50% joint venture interest in the Bienfait Activated Carbon Joint Venture, which produces activated carbon for the removal of mercury from flue gas, and sells char to the barbeque briquette industry from the Bienfait Char facility. PMRL also holds a portfolio of mineral rights located in Alberta and Saskatchewan from which it earns royalties on the production of coal, potash and other minerals.

Coal Valley Resources Inc. (“CVRI”) is an incorporated company established under the laws of the Province of Alberta on May 10, 2006. CVRI is a wholly owned subsidiary of Sherritt. CVRI operates two surface mines at the Coal Valley and Obed Mountain mines where the majority of coal is exported overseas to Asian utility companies and commodity traders. CVRI’s sole product is bituminous coal which has a suitable calorific value to make its sale overseas economical. Obed Mountain’s operations were suspended in November 2012.

PMRL and CVRI (collectively the “Company”) are domiciled in Edmonton, Alberta, Canada and their registered office is 100, 10123 - 99 Street, Edmonton, Alberta, T5J 3H1. The combined consolidated financial statements were authorized for issue by the Company’s directors on June 27, 2014.

2. BASIS OF PRESENTATION

The interim condensed combined consolidated financial statements of the Company are prepared in accordance with International Accounting Standard 34, “Interim Financial Reporting” as issued by the International Accounting Standards Board (“IASB”). Accordingly, certain information and footnote disclosures normally included in the annual combined consolidated financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the IASB, have been omitted or condensed.

The interim condensed combined consolidated financial statements were prepared on a going concern basis, under the historical cost convention except for certain financial assets which are presented at fair value in Canadian dollars, which is the Company’s functional currency. All financial information is presented in Canadian dollars rounded to the nearest thousands, except as otherwise noted.

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These interim condensed combined consolidated financial statements have been prepared using the same accounting policies and methods of computation as the annual combined consolidated financial statements of the Company as at and for the year ended December 31, 2013.

Accordingly, these interim condensed combined consolidated financial statements should be read in conjunction with the combined consolidated financial statements for the year ended December 31, 2013.

Principles of Consolidation

These condensed combined consolidated financial statements include the financial position, results of operations and cash flow of the Company, its subsidiaries, and its share of assets, liabilities, revenues and expenses related to its interests in joint operations. Intercompany balances, transactions, income and expenses, profits and losses, including unrealized gains and losses relating to subsidiaries and joint operations have been eliminated on consolidation.

Subsidiaries

Subsidiaries are entities over which the Company has control. Control is defined as when the Company is exposed or has rights to the variable returns from the subsidiary and has the ability to affect those returns though its power over the subsidiary. Power is defined as existing rights that give the Company the ability to direct the relevant activities of the subsidiary. Subsidiaries are fully consolidated from the date control is transferred to the Company and are de-consolidated from the date control ceases.

Joint arrangements

A joint arrangement is an arrangement whereby two or more parties are subject to joint control. Joint control is considered to be when all parties to the joint arrangement are required to reach unanimous consent over decisions about relevant business activities pertaining to the contractual arrangement.

There are two types of joint arrangements:

Joint ventures

A joint venture is a contractual arrangement whereby two or more parties undertake an economic activity that is subject to joint control and whereby each party has rights to the net assets of the arrangement. Interests in joint ventures are recognized as an investment and accounted for using the equity method of accounting. The Company is not party to any joint ventures.

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

Joint operations

A joint operation is a contractual arrangement whereby two or more parties undertake an economic activity that is subject to joint control and whereby each party has rights to the assets and obligations for liabilities relating to the arrangement. Interests in joint operations are accounted for by recognizing the Company’s share of assets, liabilities, revenues, and expenses. The Bienfait Activated Carbon Joint Venture is classified as a joint operation.

Associate

An associate is an entity over which the Company has significant influence but does not have the power to participate in the operating and financial policies of the entity. The Company does not have any investments in associates.

4. OTHER ASSETS

Canadian $ thousands,	March 31, 2014	December 31, 2013

Deferred reclamation recoveries (a)	$7,513	$7,061
Deferred financing charges (b)	1,440	1,610
Pension recoveries (c)	2,899	4,629
Port reservation fee (d)	1,680	1,260
	13,532	14,560
Current portion	(1,154)	(1,154)
	$12,378	$13,406

(a)	Deferred reclamation recoveries relate to a recovery of environmental rehabilitation costs from a domestic customer at two mine sites.

(b)
Deferred financing charges relate the credit facility described in Note 10. They are amortized using the effective interest method over the term of the credit agreement and will be fully amortized upon extinguishment of the facility.

(c)	Pension recoveries relate to a recovery from a domestic customer of employer contributions to a defined benefit plan at a 50% owned mine.

(d)	Reservation fee relates to port space at an export terminal.

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

5. FINANCE LEASE RECEIVABLES

	Future minimum lease payments	Interest	Present value of minimum lease payments	Future minimum lease payments	Interest	Present value of minimum lease payments

Less than one year	$27,882	$11,537	$16,345	$27,644	$11,793	$15,851
Between one and five years	100,472	33,420	67,052	101,181	34,537	66,644
More than five years	106,211	18,081	88,130	112,240	19,836	92,404
Impairment (a)	—	—	(42,444)	—	—	(42,444)
	$234,565	$63,038	$129,083	$241,065	$66,166	$132,455

(a)
Due to historically low thermal export prices in 2013, the Company recorded a $42,444 impairment charge in the year ended December 31, 2013 to reduce the carrying amount of finance lease receivables to their recoverable amount.

6. INVENTORIES

Canadian $ thousands,	March 31, 2014	December 31, 2013

Uncovered coal	$7,704	$10,832
Finished product	73,396	79,628
	81,100	90,460
Spare parts and operating materials	62,391	59,281
	$143,491	$149,741

For the 3 months ended March 31, 2014, the cost of inventories recognized as an expense and included in cost of sales was $167,889 (for the 3 months ended March 31, 2013 - $140,565). Depreciation and amortization included in inventories at March 31, 2014 totaled $7,342 (December 31, 2013 - $8,111). For the 3 months ended March 31, 2014, the Company recorded a lower-of-cost-and-net-realizable-value impairment for clean coal inventory at Obed Mountain mine of $631 (for the 3 months ended March 31, 2013 - $nil), which is included in cost of sales.

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

7. RELATED PARTY TRANSACTIONS

Related party loans

Canadian $ thousands,	March 31, 2014	December 31, 2013

Subordinated note (a)	$377,094	$377,094
Promissory note (b)	325,000	325,000
Loan payable (c)	30,000	30,000

	$732,094	$732,094

(a)	Relates to the Sherritt subordinated loan to PMRL bearing interest at an annual rate of interest of 8.15%. The note is unsecured and due on June 27, 2026.

(b)	Relates to a promissory note payable to Sherritt from CVRI bearing interest at an annual rate of interest of 9.00%. The note is unsecured and due on March 30, 2022.

(c)	Relates to a loan payable to Sherritt from CVRI bearing an annual rate of interest of 6.00%. The loan is unsecured and is due on June 30, 2017.

All related party loans have been presented as current liabilities because the Company will be required to repay these balances in connection with the arrangement agreement between Sherritt and Westmoreland Coal Company (Note 14).

Loan interest expense

Canadian $ thousands, for the 3 months ended March 31	2014	2013

Sherritt (a)	$7,333	$7,213
Sherritt (b)	7,558	7,518
Sherritt (c)	445	445

(a)	Relates to interest expense paid on the subordinated loan described above.

(b)	Relates to interest on promissory note described above.

(c)	Relates to interest expense paid on the loan payable described above.

Management and administrative services

Canadian $ thousands, for the 3 months ended March 31	2014	2013

Sherritt and other related parties	$558	$419

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

The Company, Sherritt and other related parties in the Sherritt group are involved in management and administrative services agreements (“MSAs”) effective June 1, 2006 for a period of ten years, subject to early termination under certain conditions. Pursuant to the MSAs, Sherritt agrees to provide or arrange for provision of management, administrative and support services, including the reimbursement of third-party expenditures incurred related to these services, to the Company, at amounts which are determined and agreed to by the related parties. As part of the same MSAs, the Company charges other related parties in the Sherritt group for provision of management, administrative and support services, including the reimbursement of third-party expenditures incurred related to these services, at cost. These transactions are in the normal course of operations.

As described in Note 19, PMRL holds a 50% direct interest in the Bienfait Activated Carbon Joint Venture from which it earns operator service fees. For the 3 months ended March 31, 2014 operator service fees were $1,399 (2013 - $1,818).

Due from related parties

Canadian $ thousands, as at	March 31, 2014	December 31, 2013

Sherritt and other related parties (a)	$—	$209

(a)
Relates to payments made or received on behalf of entities owned by Sherritt for the provision of shared services described within this note. The amounts are non-interest bearing, due on demand and unsecured.

Due to related parties

Canadian $ thousands, as at	March 31, 2014	December 31, 2013

Sherritt and other related parties (a)	$—	$293
Sherritt (b)	7,213	—
	$7,213	$293

(a)
Relates to payments made or received on behalf of entities owned by Sherritt for the provision of shared services described within this note. The amounts are non-interest bearing, due on demand and unsecured.

(b)	Relates to accrued interest, included in other liabilities (Note 11), on promissory note described above.

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

8. PROPERTY, PLANT AND EQUIPMENT

Canadian $ thousands,		March 31, 2014
	Mining properties	Plant, equipment and land	Total

Cost
Balance, beginning of the period	$562,485	$917,597	$1,480,082
Additions	5,193	11,967	17,160
Capitalized closure costs	5,202	1,368	6,570
Disposals	—	(11,599)	(11,599)
Balance, end of the period	572,880	919,333	1,492,213

Depreciation and impairment losses
Balance, beginning of the period	484,827	650,642	1,135,469
Additions	7,891	16,922	24,813
Disposals	—	(11,395)	(11,395)
Balance, end of the period	492,718	656,169	1,148,887
Net book value	$80,162	$263,164	$343,326

Canadian $ thousands,		December 31, 2013
	Mining properties	Plant, equipment and land	Total

Cost
Balance, beginning of the year	$518,795	$874,351	$1,393,146
Additions	20,945	64,272	85,217
Capitalized closure costs	23,435	(3,973)	19,462
Disposals	(690)	(19,227)	(19,917)
Transfers and movements	—	2,174	2,174
Balance, end of the year	562,485	917,597	1,480,082

Depreciation and impairment losses
Balance, beginning of the year	425,901	515,709	941,610
Additions	34,690	61,464	96,154
Disposals	(650)	(14,167)	(14,817)
Transfers and movements	—	2,092	2,092
Impairment (a)	24,886	85,544	110,430
Balance, end of the year	484,827	650,642	1,135,469
Net book value	$77,658	$266,955	$344,613

(a)
Due to historically low thermal export prices in 2013, the Company recorded a $110,430 impairment charge in the year ended December 31, 2013 to reduce the carrying amount of property, plant and equipment to its recoverable amount.

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

Assets under finance lease included in above

Canadian $ thousands,	March 31, 2014	December 31, 2013

Mobile mining equipment	$136,244	$144,606

9. INTANGIBLE ASSETS

Canadian $ thousands,		March 31, 2014
	Royalty agreements	Mining contracts	Total

Cost
Balance, beginning of the period	$479,000	$236,000	$715,000
Balance, end of the period	479,000	236,000	715,000

Amortization and impairment losses
Balance, beginning of the period	61,735	93,009	154,744
Amortization for the period	2,723	—	2,723
Balance, end of the period	64,458	93,009	157,467
Net book value	$414,542	$142,991	$557,533

Remaining amortization period
Weighted-average number of years, as at March 31, 2014	38.7	—

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

Canadian $ thousands,		December 31, 2013
	Royalty agreements	Mining contracts	Total

Cost
Balance, beginning of the year	$479,000	$236,000	$715,000
Balance, end of the year	479,000	236,000	715,000

Amortization and impairment losses
Balance, beginning of the year	50,843	34,713	85,556
Amortization for the year	10,892	7,017	17,909
Impairment (a)	—	51,279	51,279
Balance, end of the year	61,735	93,009	154,744
Net book value	$417,265	$142,991	$560,256

Remaining amortization period
Weighted-average number of years, as at December 31, 2013	38.9	31.9

(a)
Due to historically low thermal export prices in 2013, the Company recorded a $45,821 impairment charge in the year ended December 31, 2013 to reduce the carrying amount of intangibles to their recoverable amount. As part of the Highvale mining contract termination, for the year ended December 31, 2013, the Company also recorded a $5,458 impairment charge related to the Highvale mining contract and customer relationship intangible assets.

10. LOANS AND BORROWINGS

Canadian $ thousands,	March 31, 2014	December 31, 2013

Credit facility agreement	$299,930	$299,657

	299,930	299,657
Current portion	(299,930)	(299,657)
	$—	$—

Loans and borrowings have been presented as current liabilities at March 31, 2014 because the Company will be required to repay these balances in connection with the arrangement agreement between Sherritt and Westmoreland Coal Company (Note 14).

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

11. OTHER LIABILITIES

Canadian $ thousands, as at	March 31, 2014	December 31, 2013

Finance lease obligations	$133,914	$142,232
Other equipment financing arrangements	5,030	5,415
Stock-based compensation	1,505	1,598
Related party (Note 7)	7,213	—
Pension liability	(51)	2,968
Deferred revenue	800	2,665
	148,411	154,878
Current portion of other liabilities	(49,125)	(44,673)
	$99,286	$110,205

Finance lease obligations

Canadian $ thousands,	March 31, 2014			December 31, 2013
	Future minimum lease payments	Interest	Present value of minimum lease payments	Future minimum lease payments	Interest	Present value of minimum lease payments

Less than one year	$44,153	$5,469	$38,684	$45,486	$5,916	$39,570
Between one and five years	101,242	6,012	95,230	109,772	7,110	102,662
	$145,395	$11,481	$133,914	$155,258	$13,026	$142,232

Other equipment financing arrangements

Canadian $ thousands,	March 31, 2014	December 31, 2013
	Present value of minimum lease payments	Present value of minimum lease payments

Less than one year	$1,751	$1,718
Between one and five years	3,279	3,697
	$5,030	$5,415

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

Pension liability

PMRL sponsors defined benefit and defined contribution pension arrangements covering substantially all employees. The following tables summarize the significant actuarial assumptions used to calculate the pension expense and obligations under the defined benefit pension plans:

As at	March 31, 2014	December 31, 2013

Plan assets
Expected long-term rate of return on plan assets	4.70%	4.70%

Accrued benefit obligation
Discount rate on pension obligations	4.70%	4.70%
Average remaining service period of active employees	4-9 years	4-9 years

Benefit costs
Inflation rate	2.50%	2.50%
Discount rate on benefit costs	4.70%	4.70%
Rate of compensation increases	3.50%	3.50%

Approximate asset allocations, by asset category, of PMRL’s defined benefit pension plans were as follows:

As at	March 31, 2014	December 31, 2013

Equity securities	65%	65%
Debt securities	33%	33%
Cash	2%	2%
	100%	100%

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

Actuarial reports and updates are prepared by independent actuaries for funding and accounting purposes. Net pension plan expense relating to defined contribution plans, included in cost of sales in the condensed combined consolidated statement of (loss) earnings and comprehensive (loss) income, was as follows:

Canadian $ thousands, for the 3 months ended March 31	2014	2013

Defined contribution plan current service cost	$2,475	$2,832

Net pension plan expense relating to defined benefit plans was as follows:

Canadian $ thousands, for the 3 months ended March 31	2014	2013

Current service cost	$263	$559
Net interest cost	19	160
Settlement/curtailment gain	(851)	(39,732)
Total defined benefit plan expense	$(569)	$(39,013)

Amounts recognized in the combined consolidated statement of financial position are as follows:

Canadian $ thousands	March 31, 2014	December 31, 2013

Accrued benefit obligations
Balance, beginning of period	$40,926	$152,607
Current service cost	256	2,607
Benefits paid	(1,098)	(3,671)
Interest cost	469	1,886
Actuarial (gains)	—	(856)
Acquisitions, settlements and curtailments	(851)	(111,647)
Balance, end of period	39,702	40,926

Plan assets
Fair value, beginning of period	37,962	104,026
Employers' contributions	671	3,365
Benefits paid	(1,098)	(3,382)
Interest on assets	450	1,477
Administrative cost	(7)	(27)
Actuarial gains	1,994	4,418
Acquisitions, settlements and curtailments	—	(71,915)
Fair value, end of period	39,972	37,962
Impact of asset ceiling	219	4
Net accrued pension (asset) liability	$(51)	$2,968

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

Total cash payments for the 3 months ended March 31, 2014 in respect of the Company’s defined benefit and defined contribution pension plans consisting of cash payments made by the Company directly to employees, their beneficiaries or estates, payments to the plans, and payments to a third-party service provider on behalf of the employees were $2,475 (for the 3 months ended March 31, 2013 - $2,832).

12. PROVISIONS

Environmental rehabilitation obligations

The following is a reconciliation of the environmental rehabilitation provision:

Canadian $ thousands	3 Months Ended March 31, 2014	12 Months Ended December 31, 2013

Balance, beginning of the period	$181,007	$174,706
Additions	3,693	34,246
Change in estimates	3,281	(13,022)
Settled during the period	(14,862)	(17,530)
Accretion	722	2,607
Balance, end of the period	173,841	181,007
Current portion	(21,930)	(35,026)
	$151,911	$145,981

Contingencies

The Company is contingently liable by way of the letters of credit issued. The Company has issued $143,552 (December 31, 2013 - $143,552) in letters of credit providing reclamation security and an additional $15,187 (December 31, 2013 - $15,575) in other letters of credit.

The Company has been subject to reassessments of income tax for past years. Certain amounts have been accrued for these assessments and are considered appropriate. The Company does not believe that unfavorable decisions in any pending procedure, or the threat of procedures related to any future assessment or any amount it might be required to pay will have a material impact on the financial condition of the Company.

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

13. INCOME TAXES

Income tax expense is comprised of the following:

Canadian $ thousands, for the 3 months ended March 31	2014	2013

Current tax (recovery) expense	$—	$(356)

Deferred tax expense
Origination and reversal of temporary differences	(679)	7,734
Derecognition (recognition) of tax assets	2,839	—
Deferred tax (recovery) expense	2,160	7,734
Income tax (recovery) expense	$2,160	$7,378

14. SALE OF COAL ASSETS

On December 24, 2013, Sherritt announced its divestiture of the coal business for total consideration of $971 million. A group led by Altius Minerals Corp. has acquired Sherritt’s entire royalty portfolio and its interest in coal development assets for cash consideration of $481 million. Westmoreland Coal Company acquired Sherritt’s operating coal assets for total consideration of $490 million, comprised of $355 million in cash and assumption of finance leases of $135 million, subject to closing adjustments. Sherritt indemnified Westmoreland Coal Company for all costs incurred by the Company associated with the October 31, 2013 incident at the Obed Mountain mine. The transaction was completed on April 28, 2014.

The transaction required that all loans and borrowings and related party loans were repaid upon closing of the purchase by Westmoreland Coal Company. These liabilities have been presented as current liabilities on the combined consolidated statement of financial position. The provision for costs associated with the October 31, 2013 incident at the Obed Mountain mine are consistent with the Cooperation Agreement between Westmoreland Coal Company and Sherritt.

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

15. SEGMENTED INFORMATION

Canadian $ thousands, for the 3 months ended March 31				2014
	Prairie Mining	Mountain Mining	Royalties	Total

Revenue	$110,528	$81,794	$10,879	$203,201
Cost of sales	98,535	82,979	147	181,661
Gross profit (loss)	11,993	(1,185)	10,732	21,540
Administrative expenses	2,932	134	2,724	5,790
Gain on contract termination	—	—	—	—
Impairment loss	—	—	—	—
Operating (loss) profit	9,061	(1,319)	8,008	15,750
Financing income	(3,712)	—	(10)	(3,722)
Financing expense	12,326	9,923	—	22,249
Net finance expense (income)	8,614	9,923	(10)	18,527
(Loss) earnings before tax	447	(11,242)	8,018	(2,777)
Income tax (recovery) expense	2,160	—	—	2,160
Net (loss) earnings	$(1,713)	$(11,242)	$8,018	$(4,937)

Supplemental information
Depreciation and amortization	$13,167	$12,414	$2,724	$28,305
Property, plant and equipment expenditures	10,733	6,427	—	17,160

Canadian $ thousands, as at March 31, 2014
Non-current assets	432,534	193,484	414,541	1,040,559
Total assets	$859,514	$260,186	$418,966	$1,538,666

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

Canadian $ thousands, for the 3 months ended March 31				2013
	Prairie Mining	Mountain Mining	Royalties	Total

Revenue	$112,197	$56,381	$10,760	$179,338
Cost of sales	100,096	64,809	452	165,357
Gross profit (loss)	12,101	(8,428)	10,308	13,981
Administrative expenses	(2,239)	1,764	3,892	3,417
Other	(39,313)	—	5,446	(33,867)
Operating profit (loss)	53,653	(10,192)	970	44,431
Financing income	(3,921)	—	(9)	(3,930)
Financing expense	10,284	9,992	—	20,276
Net finance expense (income)	6,363	9,992	(9)	16,346
Earnings (loss) before tax	47,290	(20,184)	979	28,085
Income tax expense (recovery)	12,756	(5,378)	—	7,378
Net earnings (loss)	$34,534	$(14,806)	$979	$20,707

Supplemental information
Depreciation and amortization	$11,471	$9,655	$3,892	$25,018
Property, plant and equipment expenditures	8,492	4,654	—	13,146

Canadian $ thousands, as at December 31, 2013
Non-current assets	436,307	196,577	417,265	1,050,149
Total assets	$855,214	$269,349	$422,522	$1,547,085

Geographic segments

The Company earns revenue from several geographic regions as follows:

Canadian $ thousands, for the 3 months ended March 31	2014	2013

Canada	$119,115	$118,596
Asia	59,643	39,436
United States	6,085	6,154
Other foreign countries	18,358	15,152
	$203,201	$179,338

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

Significant customers

The Company earns the majority of its coal and royalty revenue from a small number of customers from each segment as follows:

Canadian $ thousands, for the 3 months ended March 31	2014	2013

Prairie Mining segment
Revenue	$112,845	$108,368
Number of major customers	3	4

Mountain Mining segment
Revenue	$51,959	$52,092
Number of major customers	3	3

16. COST OF SALES

Cost of sales includes the following select information:

Canadian $ thousands, for the 3 months ended March 31	2014	2013

Employee costs	$46,729	$53,627
Depreciation and amortization on property, plant and equipment and intangible assets	28,134	24,868
Gain on environmental rehabilitation obligations	(1,020)	(1,433)

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

17. NET FINANCE EXPENSE

Canadian $ thousands, for the 3 months ended March 31	2014	2013

Interest income on loans and finance lease receivables	$(3,012)	$(3,901)
Interest income on cash and cash equivalents	(710)	(29)
Total financing income	(3,722)	(3,930)

Interest expense on Sherritt promissory note	7,333	7,213
Interest expense on subordinated note	7,558	7,518
Interest expense on finance lease obligations and other equipment financing arrangements	1,719	1,914
Interest expense on Sherritt loan payable	445	445
Accretion expense on environmental rehabilitation obligations	722	643
Interest expense on loans and borrowings	2,720	1,790
Other finance charges	488	216
Foreign exchange loss	1,264	537
Total financing expense	22,249	20,276
Net finance expense	$18,527	$16,346

18. NET CHANGE IN NON-CASH WORKING CAPITAL ITEMS

Canadian $ thousands, for the 3 months ended March 31	2014	2013

Trade accounts receivable	$566	$(4,689)
Inventories	5,258	(12,706)
Prepaid expenses	1,029	(957)
Due from related parties	(538)	(144)
Trade accounts payable and accrued charges	125	11,661
Due to related parties	(400)	1,691
	$6,040	$(5,144)

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

19. INTEREST IN JOINT VENTURE

PMRL has a contractual arrangement with another company for the production and sale of activated carbon to coal fired utility plants in Canada and the United States. PMRL acts as operator for the plant facilities and the other venturer conducts marketing activities.

PMRL accounts for its 50% interest in the Venture using proportionate consolidation. The following is a summary of PMRL’s proportionate interest in the Venture which has a December 31 reporting date:

Canadian $ thousands,	March 31, 2014	December 31, 2013

Current assets	$5,185	$5,038
Non-current assets	32,426	32,747
Current liabilities	(1,234)	(785)
Non-current liabilities	(719)	(650)
Net assets	$35,658	$36,350

Canadian $ thousands, for the 3 months ended March 31	2,014	2,013
Revenue	$3,909	$3,589
Expenses	2,514	2,137
Net earnings	$1,395	$1,452

20. FINANCIAL RISK AND CAPITAL RISK MANAGEMENT

Risk management policies and hedging activities

The Company is sensitive to changes in commodity prices, foreign-exchange and interest rates. The Company’s Management Committee has overall responsibility for the establishment and oversight of the Company’s risk management framework. Although the Company has the ability to address its price-related exposures through the use of options, futures and forward contacts, it does not generally enter into such arrangements.

Credit risk

The Company’s sale of coal, activated carbon and char exposes it to the risk of non-payment by customers. The Company manages this risk by monitoring the credit worthiness of its customers, covering some exposure through receivables insurance, documentary credit and seeking pre-payment or other forms of payment security from customers with an unacceptable level of credit risk. Although the Company seeks to manage its credit risk exposure, there can be no assurance that it will be successful in eliminating all potential material adverse impacts of such risks.

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

Liquidity risk

Liquidity risk arises from financial obligations of the Company and in the management of its assets, liabilities and capital structure. The Company manages this risk by regularly evaluating its liquid financial resources to fund current and long-term obligations and to meet its capital commitments in a cost-effective manner. The main factors that affect liquidity include realized sales prices, production levels, cash production costs, working capital requirements, capital-expenditure requirements, scheduled repayments of loans and borrowings, credit capacity and debt and equity capital market conditions. The Company’s liquidity requirements are met through a variety of sources, including cash and cash equivalents, cash generated from operations, existing credit facilities, leases, and debt and equity capital markets.

Based on management’s assessment of its financial position and liquidity at March 31, 2014 management believes the Company will be able to satisfy its current and long-term obligations as they come due.

Financial obligation maturity analysis

The Company’s significant contractual commitments, obligations, and interest and principal repayments on its financial liabilities are as follows:

Canadian $ thousands, as at March 31, 2014	Total	Falling due within 1 year	Falling due between 1-2 years	Falling due between 2-3 years	Falling due between 3-4 years	Falling due between 4-5 years	Falling due more than 5 years

Loans and borrowings	$300,671	$300,671	$—	$—	$—	$—	$—
Trade accounts payable and accrued charges	90,530	90,530	—	—	—	—	—
Finance lease obligations	145,395	44,152	41,198	34,732	24,101	1,212	—
Pension obligations	15,794	2,623	2,654	2,333	1,372	1,036	5,776
Other equipment financing	5,444	1,966	1,700	1,034	637	107	—
Operating leases	11,104	3,188	491	909	909	909	4,698
Environmental rehabilitation obligations (1)	209,554	19,671	25,719	26,533	18,944	19,302	99,385
Related party loans	732,094	732,094	—	—	—	—	—
Total	$1,510,586	$1,194,895	$71,762	$65,541	$45,963	$22,566	$109,859

(1) Environmental rehabilitation obligations are undiscounted.

Market risk

Market risk is the potential for financial loss from adverse changes in underlying market factors, including interest rates and foreign-exchange rates.

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

Foreign-exchange risk

The Company is exposed to foreign exchange fluctuations on its United States dollar denominated thermal export coal sales and certain finance lease obligations. Fluctuations in the CDN/US exchange rate could materially affect the Company’s net earnings. The Company does not currently use derivative instruments to mitigate these currency risks. Based on revenue denominated in U.S. dollars, a strengthening or weakening of $0.01 in the Canadian dollar to the US dollar, with all other variables held constant, would have a $66 unfavorable or favorable impact, respectively, on net earnings. A change in foreign exchange on United States dollar denominated finance lease obligation payments would not materially increase borrowing costs.

Interest rate risk

The Company is exposed to interest rate risk based on its outstanding loans and borrowings and short-term and other investments. A change in interest rates could increase borrowing costs and investment income. Fluctuations in interest rates would not materially affect the Company’s net earnings.

Capital risk management

The Company’s objectives, when managing capital, are to maintain financial liquidity in order to preserve its ability to satisfy financial obligations as they come due and deploy capital to maintain and grow the business.

The Company’s financial strategy is designed to maintain a flexible capital structure consistent with the objectives stated above and to respond to business growth opportunities and changes in economic conditions. In order to maintain or adjust its capital structure, the Company may issue new common shares, repay outstanding debt, issue new debt, refinance existing debt with different characteristics, acquire or dispose of assets, or adjust the amount of cash and short-term investment balances.

The Company is subject to two financial covenants on the credit facility based on the combined financial position of PMRL and CVRI as follows: EBITDA-to-interest expense ratio of not less than 4:1 and total debt-to-EBITDA ratio of no more than 3:1. The Company monitors these covenants on a quarterly basis and is in compliance with them as at and for the 3 months ended March 31, 2014. The Company is also subject to minimum capital requirements as part of its environmental reclamation bonding program with the Alberta provincial government as described in Note 12. Other than these two restrictions, the Company is not subject to any other externally imposed capital requirements.

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

In the definition of capital, which has not changed from the prior year, the Company includes shareholders’ equity, current and non-current loans and borrowings, related party loans and undrawn credit facilities.

Canadian $ thousands, as at	March 31, 2014	December 31, 2013

Shareholder's equity	$(27,578)	$(23,181)
Loans and borrowings	299,930	299,657
Undrawn senior credit facility agreement	50,000	50,343
Related party loans	732,094	732,094
Undrawn CAT Finance credit facility agreement	52,432	49,210
	$1,106,878	$1,108,123

21. FINANCIAL INSTRUMENTS

Financial instrument hierarchy

Financial instruments at fair value through profit or loss have been ranked using a three-level hierarchy that reflects the significance of the inputs used in determining fair value. The following table identifies the hierarchy levels and values:

Canadian $ thousands, as at	Hierarchy level	March 31, 2014	December 31, 2013

Held-for-trading, measured at fair value
Cash equivalents	1	$59,770	$113,563
Short-term investments	1	201,545	140,659

The followings assets have been ranked Level 1 since their market value is readily observable:

Cash equivalents

These are liquid Canadian Government treasury bills having original maturity dates of three months or less.

Short-term investments

These are liquid Canadian Government treasury bills having original maturity dates greater than three months and less than one year.

Prairie Mines & Royalty Ltd. and Coal Valley Resources Inc. NOTES TO THE INTERIM CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS For the 3 months ended March 31, 2014 (Unaudited)

Fair values

As at March 31, 2014, the carrying amounts of cash and cash equivalents, short-term investments, trade accounts receivable, current portion of loans receivable, current portion of other assets, current portion of finance lease receivables, current portion of other liabilities and trade accounts payable and accrued charges are at fair value or approximate fair value due to their immediate or short terms to maturity.

The fair values of non-current loans and borrowings and other liabilities approximate their carrying amount. The fair value of a financial instrument on initial recognition is normally the transaction price, the fair value of the consideration given or received. The fair values of non-current loans receivable and finance lease receivables are estimated based on discounted cash flows. Due to the use of judgment and uncertainties in the determination of the estimated fair values, these values should not be interpreted as being realizable in the immediate term.